FINANCIAL ASSET SECURITIES CORP.
Soundview Home Loan Trust 2007-OPT5
Asset-Backed Certificates, Series 2007-OPT5

UNDERWRITING AGREEMENT

October 11, 2007

Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, Connecticut 06830

Ladies and Gentlemen:

Financial Asset Securities Corp., a Delaware corporation (the “Company”), proposes to sell, and Greenwich Capital Markets, Inc. (“GCM”) (the “Underwriter”) proposes to purchase, the aggregate principal amount (or notional amount, as applicable) of the Soundview Home Loan Trust 2007-OPT5, Asset-Backed Certificates, Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class X-1, Class X-2 and Class X-3 Certificates (the “Offered Certificates”) set forth opposite its name on Schedule I hereto.  Only the Offered Certificates are being purchased by the Underwriter hereunder.  The Offered Certificates, together with the Class M-1, Class M-1B, Class M-2, Class M-2B, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class C, Class P, Class R and Class R-X Certificates (collectively, the “Certificates”), will be issued by the Company pursuant to a Pooling and Servicing Agreement (the “Pooling Agreement”), dated as of October 1, 2007, among the Company, as depositor (the “Depositor”), Option One Mortgage Corporation, as servicer (the “Servicer”), and Wells Fargo Bank, N.A., as trustee (the “Trustee”).  Each Certificate will evidence the holder’s beneficial ownership in a trust fund (the “Trust Fund”), created pursuant to the Pooling Agreement, and consisting primarily of fixed rate and adjustable rate, residential mortgage loans (the “Mortgage Loans”) secured by first liens and second liens on Residential Dwellings.  The Offered Certificates are described more fully in Schedule I hereto and in the Prospectus Supplement furnished to the Underwriter by the Company and referred to below.

Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling Agreement.

1.  Representations and Warranties.  The Company represents and warrants to, and agrees with, the Underwriter that, as of the date hereof and as of the Closing Date:

(a)  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto) for the registration of securities, issuable in series under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement was declared effective on the date set forth in Schedule I hereto and copies of which have heretofore been delivered to the Underwriter.  The Company meets the requirements for use of Form S-3 under the 1933 Act, and such registration statement, as amended at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder.  The Company proposes to file with the Commission, with the Underwriter’s consent, pursuant to Rule 424 under the 1933 Act, a supplement to the form of prospectus included in such registration statement relating to the Offered Certificates and the plan of distribution thereof, and has previously advised the Underwriter of all further information (financial and other) with respect to the Offered Certificates and the Mortgage Loans to be set forth therein.  Such registration statement, as of its effective date, and each amendment thereto to the date of this Agreement, as of its effective date, including all exhibits thereto, is hereinafter called the “Registration Statement.”  The Company proposes to prepare and file with the Commission pursuant to Rule 424 under the 1933 Act a final prospectus dated July 30, 2007 (the “Base Prospectus”) and a final prospectus supplement dated October 11, 2007 relating to the Offered Certificates (the “Prospectus Supplement”).  The Company also proposes to prepare and file with the Commission pursuant to Rule 433 of the 1933 Act a  free writing prospectus, dated October 11, 2007, relating to the Offered Certificates (the “Pricing Free Writing Prospectus”).  The Base Prospectus and the Prospectus Supplement relating to the Offered Certificates in the form to be filed with the Commission pursuant to Rule 424 are hereinafter together called the “Final Prospectus.”  Each of the Pricing Free Writing Prospectus and the Final Prospectus is referred to herein as a “Prospectus.”

(b)  As of the date hereof, as of the date on which the Pricing Free Writing Prospectus is first filed pursuant to Rule 433 under the 1933 Act, as of the date on which the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Final Prospectus is filed with the Commission, and at the Closing Date, (i) the Registration Statement, as amended as of any such time, the Free Writing Prospectus, as amended or supplemented as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, comply and will comply as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (ii) the Registration Statement, as of the applicable effective date as to each part of the Registration Statement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Free Writing Prospectus, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (a) information omitted from the Free Writing Prospectus but included in the Final Prospectus or (b) information contained in or omitted from the Registration Statement or the Final Prospectus in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter through the Representative expressly for use therein, as specified on Exhibit C hereto (the “Underwriter’s Information”) and (iv) the Final Prospectus, as of its date, and as amended or supplemented as of the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements contained in or omitted from the Registration Statement or the Final Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with the Underwriter’s Information.  It is understood and acknowledged that the only information furnished to the Company in writing by the Underwriter is the Underwriter’s Information (as defined in Section 7(b) herein).

(c)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Pooling Agreement and the Assignment and Recognition Agreement, dated October 30, 2007 among Greenwich Capital Financial Products, Inc., the Depositor and Option One Mortgage Corporation. (the “Originator”) (the “Assignment and Recognition Agreement”).

(d)  As of the date hereof, as of the date on which the Pricing Free Writing Prospectus is first filed pursuant to Rule 433 under the 1933 Act, as of the date on which the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Final Prospectus is filed with the Commission, and as of the Closing Date, there has not been and will not have been (i) any request by the Commission for any further amendment to the Registration Statement or the Final Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.

(e)  As of the date hereof, the Company is not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(f)  This Agreement has been duly authorized, executed and delivered by the Company.

(g)  Each of the Pooling Agreement and the Assignment and Recognition Agreement (collectively, the “Other Agreements”), when executed and delivered as contemplated thereby, will have been duly authorized, executed and delivered by the Company; and each of the Other Agreements and this Agreement, when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of the Company, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (ii) general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law, and (iii) with respect to any rights of indemnity under the Assignment and Recognition Agreement, limitations of public policy under applicable securities laws.

(h)  As of the Closing Date, the Offered Certificates will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Pooling Agreement and delivered to the Underwriter for the account of the Underwriter against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling Agreement.  The Offered Certificates will not be “mortgage related securities,” as such term is defined in the singular in the Securities Exchange Act of 1934, as amended (the “1934 Act”) and as such term is defined in the singular in the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

(i)  As of the Cut-off Date, each of the Mortgage Loans will meet the criteria for selection to be described in the Pricing Free Writing Prospectus and the Final Prospectus and will conform to the descriptions thereof contained in the Pricing Free Writing Prospectus and the Final Prospectus.

(j)  The Company is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company.  None of (i) the issuance and sale of the Offered Certificates, (ii) the execution and delivery by the Company of this Agreement and the Other Agreements, (iii) the consummation by the Company of any of the transactions herein or therein contemplated, and (iv) the compliance by the Company with the provisions hereof or thereof, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.  The Company is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Company to perform its obligations under this Agreement and the Other Agreements or (ii) the business, operations, financial conditions, properties or assets of the Company.

(k)  There are no actions or proceedings against, or investigations of, the Company pending or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Other Agreements or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement and the Other Agreements, (iii) that are reasonably likely to be adversely determined and that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Other Agreements or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Final Prospectus.

(l)  Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the Other Agreements or the execution, delivery and sale of the Certificates have been or will be paid on or prior to the Closing Date.

(m)    Immediately prior to the assignment of the Mortgage Loans to the Trustee as contemplated by the Pooling Agreement, the Company (i) had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, mortgage, lien, security interest or other encumbrance (collectively, “Liens”), (ii) had not assigned to any Person any of its right, title or interest in and to such Mortgage Loans or in the Pooling Agreement and (iii) will have the power and authority to sell such Mortgage Loans to the Trustee, and upon the execution and delivery of the Pooling Agreement by the Trustee, the Trustee will have acquired all of the Company’s right, title and interest in and to the Mortgage Loans.

(n)  Neither the Company nor the Trust Fund is, and neither the issuance and sale of the Certificates nor the activities of the Trust Fund pursuant to the Pooling Agreement will cause the Company or the Trust Fund to be, an “investment company” or under the control of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(o)  At the Closing Date, the Offered Certificates will conform in all material respects to the descriptions thereof contained in the Pricing Free Writing Prospectus and the Final Prospectus.

2.  Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell the Offered Certificates to the Underwriter, and the Underwriter agrees (except as set forth in Section 8 hereof) to purchase, from the Company, the aggregate principal amount (or notional amount, as applicable) of the Offered Certificates set forth opposite its name in Schedule I hereto at the respective purchase prices set forth therein (plus accrued interest, if applicable).

3.  Delivery and Payment.  Delivery of and payment for the Offered Certificates shall be made at the offices of Thacher Proffitt & Wood llp, Two World Financial Center, New York, New York 10281 at 10:00 a.m., Eastern Standard Time, on the date specified in Schedule I hereto (or such later date not later than seven business days after such specified date as the Underwriter shall designate), which date and time may be changed by agreement between the Underwriter and the Company or as provided herein (such date and time of delivery and payment for the Offered Certificates being herein called the “Closing Date”).  Delivery of the Offered Certificates shall be made to the Underwriter, against payment by the Underwriter of the purchase price therefor in immediately available funds wired to such bank as may be designated by the Company, or such other manner of payment as may be agreed upon by the Company and the Underwriter.  The Offered Certificates to be so delivered shall be in book entry form, in each case, unless otherwise agreed, in such denominations and registered in such names as the Underwriter may have requested in writing not less than two full business days in advance of the Closing Date.

The Company agrees to have the Offered Certificates available for inspection, checking and packaging by the Underwriter in the Borough of Manhattan in The City of New York, not later than 10:00 a.m. on the business day prior to the Closing Date.

4.  Offering of the Offered Certificates.  It is understood that, subject to the terms and conditions hereof, the Underwriter  proposes to offer the Offered Certificates for sale to the public as set forth in the Final Prospectus.

5.  Covenants of the Company.  The Company covenants and agrees with the Underwriter that:

(a)  The Company will prepare the Pricing Free Writing Prospectus and the Final Prospectus setting forth the amount of Offered Certificates covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the expected proceeds to the Company from the sale of such Offered Certificates, and such other information as the Underwriter and the Company may deem appropriate in connection with the offering of such Offered Certificates.  The Company promptly will advise the Underwriter or the Underwriter’s counsel (i) when the Pricing Free Writing Prospectus or the Final Prospectus shall have been filed or transmitted to the Commission for filing pursuant to Rule 433 or Rule 424, as applicable, (ii) when any amendment to the Registration Statement shall have become effective or any further supplement to the Prospectus shall have been filed with the Commission, (iii) of any proposal or request to amend or supplement the Registration Statement, the Base Prospectus, the Pricing Free Writing Prospectus or the Final Prospectus or any request by the Commission for any additional information, (iv) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or post-effective amendment thereto or the institution or threatening of any proceeding for that purpose, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose and (vii) of the occurrence of any event that would cause the Registration Statement, as then in effect, to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that would cause the Pricing Free Writing Prospectus or the Final Prospectus, as then in effect, to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.  The Company will cause the Pricing Free Writing Prospectus and the Final Prospectus to be transmitted to the Commission for filing pursuant to Rule 433 and Rule 424 under the 1933 Act, as applicable or will cause the Pricing Free Writing Prospectus and the Final Prospectus to be filed with the Commission pursuant to said Rule 433 and Rule 424, as applicable.

(b)  If, at any time when a prospectus relating to the Offered Certificates is required to be delivered under the 1933 Act, any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary in the judgment of the Company or the Underwriter to amend or supplement the Final Prospectus or the Registration Statement to comply with the 1933 Act or the rules and regulations thereunder, the Company promptly will prepare and file with the Commission, at the expense of the Company, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, the Company will use its best efforts to cause such amendment to the Registration Statement to be made effective as soon as possible.  Neither the Underwriter’s consent to nor their distribution of any amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(c)  The Company will furnish to the Underwriter and the Underwriter’s counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date, and so long as delivery of a prospectus by the Underwriter may be required by the 1933 Act, as many copies of the Final Prospectus and any amendments and supplements thereto as the Underwriter may reasonably request.

(d)  [Reserved].

(e)  The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Offered Certificates for sale under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process.

(f)  The Company will pay or cause to be paid all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Pooling Agreement and the Certificates; the fees, costs and expenses of the Trustee (to the extent permitted under the Pooling Agreement, and except to the extent that another party is obligated to pay such amounts thereunder); the fees and disbursements of accountants for the Company; the costs and expenses in connection with the qualification or exemption of the Offered Certificates under state securities or “blue sky” laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any blue sky survey and in connection with any determination of the eligibility of the Offered Certificates for investment by institutional investors and the preparation of any legal investment survey; the expenses of printing any such blue sky survey and legal investment survey; the cost and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Base Prospectus, the Pricing Free Writing Prospectus and the Final Prospectus, the preparation and production of this Agreement and the delivery to the Underwriter of such copies of the Pricing Free Writing Prospectus and the Final Prospectus as the Underwriter may reasonably request; and the fees of the Rating Agencies (as defined in Section 6 hereof).

(g)  The Company will enter into the Other Agreements on or prior to the Closing Date.

(h)  The Company will file with the Commission within fifteen days after the issuance of the Offered Certificates a current report on Form 8-K setting forth specific information concerning the Offered Certificates and the Mortgage Loans to the extent that such information is not set forth in the Prospectus.  The Company will also file with the Commission any Free Writing Prospectus (as defined herein) delivered to investors in accordance with Sections 6 and 7 (below) as the Company is required under the rules and regulations thereunder to file, and to do so within the applicable period of time prescribed by the rules and regulations.

(i)  The Company acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  In addition, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters, and the Underwriter shall have no responsibility or liability to the Company with respect thereto.  The Company has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship.  Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company.

(j)  The Company will, to the extent that the Underwriter has complied with the terms of Section 5 (below), file with the Commission any Free Writing Prospectus (as defined herein) delivered to investors in accordance with Sections 6 and 7 (below), as the Company is required under the rules and regulations to file, and do so within the applicable period of time prescribed by the rules and regulations.

6.  Covenants of the Underwriter.  The Underwriter covenants and agrees with the Company that:

(a)  It has not provided and will not provide to any potential investor any information that would constitute “issuer information” within the meaning of Rule 433(h) under the Securities Act other than information contained in the Preliminary Term Sheet (as defined herein).

(b)  In disseminating information to prospective investors, it has complied and will continue to comply fully with the rules and regulations, including, but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of free writing prospectuses.

(c)  It has not disseminated and will not disseminate any information relating to the Offered Certificates in reliance on Rule 167 or 426 under the Securities Act.

(d)  It has not disseminated and will not disseminate any information relating to the Offered Certificates in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the Securities Act.

(e)  Each Free Writing Prospectus disseminated by such Underwriter bore or will bear the applicable legends required under this Agreement, and no Free Writing Prospectus disseminated by such Underwriter bore or will bear any legend prohibited under this Agreement.

(f)  Prior to entering into any Contract of Sale, the Underwriter shall convey the Pricing Free Writing Prospectus to each prospective investor.  The Underwriter shall maintain sufficient records to document its conveyance of the Pricing Free Writing Prospectus to each potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the rules and regulations.

(g)  On or before the Closing Date, the Underwriter shall execute and deliver to Thacher Proffitt & Wood llp a copy of the original issue discount pricing letter provided to the Representative by Thacher Proffitt & Wood llp.

(h)  In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), they have not made and will not make an offer of Underwritten Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Underwritten Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Underwritten Certificates to the public in that Relevant Member State at any time:

(i)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)  to any legal entity which has two or more of (x) an average of at least 250 employees during the last financial year; (y) a total balance sheet of more than €43,000,000 and (z) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii)  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this Section, the expression an “offer of Underwritten Certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Underwritten Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the offered certificates, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(i)  Each confirmation of sale with respect to Offered Certificates delivered by an Underwriter shall, if such confirmation of sale is not preceded or accompanied by delivery of the Final Prospectus, include a legend to the following effect in compliance with Rule 173:

Rule 173 notice:  This security was sold pursuant to an effective registration statement that is on file with the SEC.  You may request a copy of the final prospectus at www.sec.gov, or by calling (866) 884-2071.

7.  Offering Procedures.  (a) The following terms have the specified meanings for purposes of this Agreement:

(i)  “Contract of Sale” has the same meaning as the term “contract of sale” as used in Rule 159 under the Securities Act.

(ii)  “Derived Information” means any information regarding the Offered Certificates, other than the Issuer Information, disseminated by any Underwriter to a potential investor.

(iii)  “Free Writing Prospectus” means the Preliminary Term Sheet, the Pricing Free Writing Prospectus and any other information relating to the Offered Certificates disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Securities Act.

(iv)   “Issuer Information” means the information contained in the Preliminary Term Sheet.

(v)  “Preliminary Term Sheet” means the preliminary term sheet dated October 4, 2007 attached hereto as Exhibit A.

(b)  Neither the Company nor the Underwriter will disseminate to any potential investor any information relating to the Offered Certificates that constitutes a “written communication” within the meaning of Rule 405 under the Securities Act, other than the Preliminary Term Sheet, a Prospectus and, in the case of the Underwriter, Derived Information, unless (i) if the Underwriter seeks to disseminate such information, such Underwriter or the Representative has obtained the prior consent of the Company, or (ii) if the Company seeks to disseminate such information, the Company has obtained the prior consent of the Representative.

The Underwriter may convey Derived Information (x) to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that such Derived Information shall not be “broadly disseminated” and (y) to an investor after a Contract of Sale provided that the Underwriter has complied with Section 6(f) in connection with such Contract of Sale.  The Underwriter shall maintain records of any conveyance of Derived Information to potential or actual investors and shall maintain such records as required by the Regulations.

Neither the Company nor the Underwriter shall disseminate or file with the Commission any information relating to the Offered Certificates in reliance on Rule 167 or 426 under the Securities Act, nor shall the Company or the Underwriter disseminate any Free Writing Prospectus in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the Securities Act.

(c)  Each Free Writing Prospectus shall bear the applicable legends specified in Exhibit B.

8.  Conditions to the Purchase of the Offered Certificates.  The obligations of the  Underwriter hereunder to purchase the Offered Certificates shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)  The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or threatened; the Pricing Free Writing Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 433 under the 1933 Act and the Final Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act.

(b)  The Company shall have delivered to the Underwriter a certificate of the Company, signed by the President or a vice president of the Company and dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus and this Agreement and that:  (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened, and (iv) nothing has come to the attention of the signer hereof on behalf of the Company that would lead said signer to believe that the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)  The Representative shall have received, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriter, a negative assurance letter of Underwriter’s Counsel, with respect to each Prospectus.

(d)  The Representative shall have received, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriter, a negative assurance letter of Thacher Proffitt & Wood llp, counsel to the Company, with respect to each Prospectus.

(e)  The Underwriter shall have received from Thacher Proffitt & Wood llp and counsel for the Company, one or more favorable opinions, dated the Closing Date, in form and substance satisfactory to the Underwriter.

(f)  The Underwriter shall have received from the in-house counsel to the Company or an affiliate of the Company, a favorable opinion, dated the Closing Date in form and substance satisfactory to the Underwriter.

(g)   [Reserved];

(h)  The Underwriter shall have received from in-house counsel to the Seller, one or more favorable opinions, dated the Closing Date, in form and substance satisfactory to the Underwriter.

(i)  The Representative shall have received, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriter, letters prepared by Deloitte & Touche LLP, certified public accountants, (a) regarding certain numerical information contained or incorporated by reference in the Term Sheet, the Pricing Free Writing Prospectus, the Final Prospectus and (b) relating to certain agreed upon procedures as requested by the Underwriter relating to the Mortgage Loans, and letters prepared by KMPG LLP, certified public accountants regarding certain numerical information contained or incorporated by reference in the Servicer Information in the Pricing Free Writing Prospectus and the Final Prospectus.

(j)  The Underwriter shall have received from each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Dominion Bond Rating Service (“DBRS”, together with S&P and Moody’s, the “Rating Agencies”) a rating letter assigning to the Offered Certificates the ratings indicated on Schedule I hereto, none of which ratings shall have been withdrawn.

(k)  The Underwriter shall have received from counsel for the Trustee a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and the Underwriter’s counsel, to the effect that the Pooling Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid, binding and enforceable agreement of the Trustee, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter and the Trustee.

(l)  The Interest Rate Swap Agreement, the Interest Rate Cap Agreement and the Basis Risk Cap Agreement shall have been delivered.

(m)   The Underwriter shall have received such further information, certificates, documents and opinions as it may reasonably have requested not less than three business days prior to the Closing Date.

(n)  All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriter and the Underwriter’s counsel, and the Underwriter and such counsel shall have received such information, certificates and documents as it or they may have reasonably requested.

(o)  If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and the Underwriter’s counsel, this Agreement and all the obligations of the Underwriter hereunder may be canceled by the Underwriter at, or at any time prior to, the Closing Date.  Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile transmission confirmed in writing.

9.  Indemnification and Contribution.  The Company agrees with the Underwriter that:

(a)  The Company indemnifies and holds harmless the Underwriter, the Underwriter’s officers, directors and partners, and each Person who controls the Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject under the 1933 Act, the 1934 Act, or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or the omission or alleged omission to state in the Registration Statement or any amendment thereof a material fact required to be stated therein or necessary to make the statements therein not misleading, or (y) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Pricing Free Writing Prospectus or the Final Prospectus, or the omission or alleged omission to state in the Base Prospectus, the Pricing Free Writing Prospectus, the Final Prospectus or in any amendment or supplement to any of them, or the Issuer Information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and agrees to reimburse for any legal or other expenses reasonably incurred by the Underwriter, the Underwriter’s respective officers and directors and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an untrue statement or omission, or alleged untrue statement or omission, made in any of such documents (x) under the heading “Yield, Prepayment and Maturity Considerations—Weighted Average Lives,” the tables regarding assumed mortgage loan characteristics and the tables entitled “Percent of Original Certificate Principal Balance Outstanding” (collectively, the “Excluded Information”); (y) in reliance upon and in conformity with any Underwriter’s Information or (z) in any Derived Information in any Free Writing Prospectus, except in the case of clause (x) or (z) to the extent that any untrue statement or omission or alleged untrue statement or alleged omission therein results (or is alleged to have resulted) from an error or material omission in the information in the Pricing Free Writing Prospectus or the Final Prospectus for which the Company is responsible or concerning the characteristics of the Mortgage Loans furnished by the Seller or the Company, as applicable, to the Underwriter for use in the preparation of any Excluded Information in any Free Writing Prospectus (any such information, the “Pool Information”), which error was not superseded or corrected by the delivery to the Underwriter of corrected written or electronic information, or for which the Company did not provide timely written notice of such error to the Underwriter (any such uncorrected Pool information, a “Pool Error”); and, provided further that the Company shall not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an omission to include in the Pricing Free Writing Prospectus information included in the Final Prospectus.

(b)  The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each Person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only if any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter’s Information of the Underwriter except to the extent that such misstatement or omission arises from a misstatement or omission in the Company Provided Information.  This indemnity will be in addition to any liability that the Underwriter may otherwise have.  The Company and the Underwriter each acknowledge that (i) the term Underwriter’s Information shall mean the last paragraph on the cover page of the Prospectus Supplement and the first paragraph (including the table following such paragraph) and the first sentence of the second paragraph under the heading “Method of Distribution” in the Prospectus Supplement and (ii) Underwriter’s Information constitutes the only information furnished in writing by the Underwriter for inclusion in the documents referred to in the foregoing indemnity, and the Underwriter confirms that its Underwriter’s Information is correct.

(c)  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 9.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party or there is a conflict or potential conflict between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), the indemnified party or parties shall have the right to elect separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in addition to local counsel, approved by the Underwriter in the case of paragraph (a) of this Section 9), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).  Each indemnified party, as a condition of the indemnity agreements contained in Section 9(a) and (b), shall use its reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim.  No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed)  but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability (to the extent set forth in section 9(a) or (b) as applicable) by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of an indemnified party.

(d)  If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under this Section 9, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages and liabilities referred to in paragraph (a) or (b) above, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Certificates.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the  other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Underwriter shall be equal to its aggregate discount and underwriting commissions with respect to the Offered Certificates purchased by it as set forth on Schedule I hereto, and the relative benefits of the Company shall be equal to the balance of the proceeds of the sale of the Offered Certificates. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.  The amount paid or payable by an indemnified party as a result of the claims (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim.  Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total amount of underwriting discounts and commissions received by the Underwriter with respect to the related Offered Certificates (which amounts are set forth in Schedule I hereto) exceeds the amount of damages which the Underwriter would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, a Person, if any, that controls the Underwriter within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as does the Underwriter and each director of the Underwriter and each officer of the Underwriter shall have the same rights to contribution as the Underwriter, and each Person, if any, that controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

10.  Termination.  (a)  This Agreement shall be subject to termination in the  Underwriter’s absolute discretion, by notice given to the Company prior to delivery of and payment for the Offered Certificates, if, prior to such time, (i) trading of securities generally on the New York Stock Exchange or the American Stock Exchange or the over the counter market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, (iii) there shall have occurred any material outbreak or declaration of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in either Underwriter’s reasonable judgment, impracticable to market the Offered Certificates on the terms specified herein or (iv) if any other closing condition set forth in Section 6 shall not have been fulfilled when required to be fulfilled.

(b)  If the sale of the Offered Certificates shall not be consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of the default of such Underwriter, the Company shall reimburse such Underwriter for the reasonable fees and expenses of such Underwriter’s counsel and for such other out-of-pocket expenses as shall have been incurred by such Underwriter in connection with this Agreement and the proposed purchase of the Offered Certificates, and upon demand the Company shall pay the full amount thereof to such Underwriter.

(c)  This Agreement will survive delivery of and payment for the Offered Certificates.  The provisions of Section 7 and this Section 8(c) shall survive the termination or cancellation of this Agreement and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or any persons controlling it.

11.  [Reserved.]

12.  Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to GCM, will be mailed, delivered or transmitted by facsimile and confirmed to Greenwich Capital Markets, Inc. at 600 Steamboat Road, Greenwich, Connecticut 06830, attention:  Legal Department; if sent to the Company, will be mailed, delivered or transmitted by facsimile and confirmed to it at 600 Steamboat Road, Greenwich, Connecticut 06830, attention:  Legal Department.

13.  No Advisory or Fiduciary Responsibility.  Each of the Company and the Underwriter acknowledges and agrees that: (i) the purchase and sale of the Offered Certificates pursuant to this Agreement, including the determination of the public offering price of the Offered Certificates and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Underwriter, on the one hand, and the Underwriter, on the other hand, and the Company and the Underwriter are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Underwriter or their respective affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriter has not assumed or will not assume an advisory, agency or fiduciary responsibility in favor of the Company or the Underwriter with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Underwriter on other matters) or any other obligation to the Company or the Underwriter except the obligations expressly set forth in this Agreement; (iv) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Underwriter and that the Underwriter has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Underwriter have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, or any of them, with respect to the subject matter hereof.  The Company and the Underwriter hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Underwriter may have against the Underwriter with respect to any breach or alleged breach of agency or fiduciary duty.

14.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Section 7, and their successors and assigns, and no other Person will have any right or obligation hereunder except that the representations, warranties, indemnities and agreements contained in this Agreement also shall be deemed to be for the benefit of the Person or Persons, if any, who control the Underwriter within the meaning of the 1933 Act and for the benefit of the Underwriter’s officers and directors.

15.  Applicable Law; Counterparts.  This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law.  This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

16.  Minimum Investment Amounts.  The Underwriter shall offer the Certificates in minimum denominations of $25,000, provided that the Certificates must be purchased in minimum total investments of $100,000.

[Signature page follows]

If the foregoing correctly sets forth the agreement between the Depositor and the  Underwriter, please indicate your acceptance in the space provided for the purpose below.

Very truly yours,

FINANCIAL ASSET SECURITIES
CORP.

By: /s/ Patrick Leo
Name: Patrick Leo
Title: Vice President

CONFIRMED AND ACCEPTED, as of the date first above written:

GREENWICH CAPITAL MARKETS, INC.

By: /s/   Patrick Leo
Name: Patrick Leo
Title:   Vice President

SCHEDULE I

Underwriting Agreement dated October 11, 2007.

As used in this Agreement, the term “Registration Statement” refers to the Registration Statement on Form S-3, File No. 333-140279-01

Closing Date:  October 30, 2007.

Approximate Pool Balance:  $1,025,576,924.10 of Mortgage Loans.

Cut-Off Date:  October 1, 2007.

Title and Description of Offered Certificates:

Soundview Home Loan Trust 2007-OPT5, Asset-Backed Certificates, Series 2007-OPT5, Classes designated on the following page:

			Initial Certificate Ratings
Class	Class Principal Balance	Pass-Through Rate	Moody’s	S&P	DBRS
Class I-A-1	$542,518,000.00	Variable Pass-Through Rate	Aaa	AAA	AAA
Class II-A-1	$69,227,000.00	Variable Pass-Through Rate	Aaa	AAA	AAA
Class II-A-2	$113,129,000.00	Variable Pass-Through Rate	Aaa	AAA	AAA
Class II-A-3	$24,823,000.00	Variable Pass-Through Rate	Aaa	AAA	AAA
Class X-1	Notional Amount	Variable Pass-Through Rate	Aaa	AAA	AAA
Class X-2	Notional Amount	Variable Pass-Through Rate	Aaa	AAA	AAA
Class X-3	Notional Amount	Variable Pass-Through Rate	Aaa	AAA	AAA

EXHIBIT A

PRELIMINARY TERM SHEET

Available Upon Request

EXHIBIT B

A legend in substantially the following form must appear on each Free Writing Prospectus:

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The Underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

EXHIBIT C
PROSPECTUS SUPPLEMENT dated October 11, 2007 (To Prospectus dated July 30, 2007)
$749,697,000 (Approximate)
SOUNDVIEW HOME LOAN TRUST 2007-OPT5
Issuing Entity
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
Sponsor
FINANCIAL ASSET SECURITIES CORP.
Depositor
OPTION ONE MORTGAGE CORPORATION
Servicer
ASSET-BACKED CERTIFICATES, SERIES 2007-OPT5
Consider carefully the risk factors beginning on page S-15 in this prospectus supplement and on page 2 in the prospectus.

The certificates represent obligations of the Issuing Entity only and do not represent an interest in or obligation of Financial Asset Securities Corp. or Option One Mortgage Corporation, or any of their affiliates. This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

Only the seven classes of certificates identified below are being offered by this prospectus supplement and the accompanying prospectus.
The Offered Certificates
•  Represent ownership interests in a trust consisting of a pool of first lien and second lien, fixed-rate and adjustable-rate residential mortgage loans.  The mortgage loans will be segregated into two groups, one consisting of mortgage loans with principal balances at origination that conform to Freddie Mac and Fannie Mae loan limits and one consisting of mortgage loans with principal balances at origination that may or may not conform to Freddie Mac and Fannie Mae loan limits.

•  Will, except in the case of the Class X Certificates, accrue interest at a rate equal to one-month LIBOR plus the related fixed margin, subject to certain limitations described in this prospectus supplement.

• The Class X-1 Certificates will accrue interest on a related notional amount at a fixed pass-through rate.
• The Class X-2 and Class X-3 Certificates will consist of multiple components and each such component will accrue interest on a related notional amount at a fixed pass-through rate.
• Will be entitled to monthly distributions beginning in November 2007.
Credit Enhancement
• Subordination as described in this prospectus supplement under “Description of the Certificates Subordination.”
• Overcollateralization as described in this prospectus supplement under “Description of the Certificates—Overcollateralization Provisions.”
• Excess Interest as described in this prospectus supplement under “Description of the Certificates —Overcollateralization Provisions.”
In addition, the offered certificates will have the benefit of an Interest Rate Swap Agreement, certain payments made pursuant to an Interest Rate Cap Agreement and a Basis Risk Cap Agreement.

Class	Original Certificate Principal Balance(1)	Pass-Through Rate(2)
Class I-A-1	$542,518,000	Variable
Class II-A-1	$69,227,000	Variable
Class II-A-2	$113,129,000	Variable
Class II-A-3	$24,823,000	Variable
Class X-1	(3)	(2)
Class X-2	(3)	(2)
Class X-3	(3)	(2)

______________________
(1)	Approximate. The original certificate principal balances are subject to a variance of plus or minus 10%.
(2)	Determined as described under “Description of the Certificates—Pass-Through Rates” in this prospectus supplement and subject to limitation or increase under certain circumstances.
(3)	Notional Amount as described under “Description of the Certificates” in this prospectus supplement.

Greenwich Capital Markets, Inc. (the “Underwriter”) will offer the offered certificates from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The proceeds to the Depositor from the sale of the offered certificates, before deducting expenses and underwriting fees, will be approximately $763,101,361.  The Underwriter’s commission will be any positive difference between the price it pays to the Depositor for the offered certificates and the amount it receives from the sale of such certificates to the public.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.  The Attorney General of the State of New York has not passed on or endorsed the merits of this offering.  Any representation to the contrary is unlawful.
Delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company, and upon request through the facilities of Clearstream Banking Luxembourg and the Euroclear System, on or about October 30, 2007.

rates of the certificates. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make net payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Floating Rate Certificates and the Class X Certificates.  In addition, any termination payment payable to the Swap Provider (other than a termination payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders.

Upon early termination of the Interest Rate Swap Agreement, the trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.  This feature may result in losses on the certificates.  Due to the priority of the applications of the available funds, the Subordinate Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the trust before such effects are borne by the Class A Certificates and one or more classes of Subordinate Certificates may suffer a loss as a result of such payment.

To the extent that distributions on the Floating Rate Certificates and the Class X Certificates depend in part on payments to be received by the trust under the Interest Rate Swap Agreement, the ability of the Trustee to make such distributions on such certificates will be subject to the credit risk of the Swap Provider to the Interest Rate Swap Agreement.  See “Description of the Certificates—The Swap Provider” in this prospectus supplement.

The Interest Rate Cap Agreement is Subject to Counterparty Risk

The assets of the trust include certain payments made under the Interest Rate Cap Agreement, which will require the counterparty thereunder to make certain payments for the benefit of the holders of the Floating Rate Certificates and the Class X Certificates.  To the extent that distributions on such certificates depend in part on payments to be received by the Cap Trustee from the Interest Rate Cap Provider, the ability of the Trustee to make such distributions on such certificates will be subject to the credit risk of the Interest Rate Cap Provider.  Although there is a mechanism in place to facilitate replacement of the Interest Rate Cap Agreement upon the default or credit impairment of the related counterparty, there can be no assurance that any such mechanism will result in the ability to obtain a suitable replacement Interest Rate Cap Agreement.

Recent Accounting Implications

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of asset-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. For example, recently issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments - an Amendment of FASB Statements No. 133 and 140 may result in changes to the accounting treatment for certain types of securities and could materially impair the liquidity of affected securities.  Investors are encouraged to consult with their own accountants and advisors for advice as to the appropriate accounting treatment for the Certificates and to evaluate the potential implications of such accounting treatment.

Lack of Liquidity

Greenwich Capital Markets, Inc. (the “Underwriter”) intends to make a secondary market in the Offered Certificates, but has no obligation to do so.  There is no assurance that such a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT CONSIDERATIONS

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.  See “Legal Investment Considerations” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, dated October 11, 2007 (the “Underwriting Agreement”), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor and underwriting fees, will be approximately $763,101,361.  The Underwriter’s commission will be any positive difference between the price it pays to the Depositor for the Offered Certificates and the amount it receives from the sale of the Offered Certificates to the public.  In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Depositor has been advised by the Underwriter that it proposes initially to offer the Offered Certificates of each class to the public in Europe and the United States.

Until the distribution of the Offered Certificates is completed, rules of the SEC may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Offered Certificates.  As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Offered Certificates.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.